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                                                                   EXHIBIT 10.44
                        CALL CENTER SERVICES AGREEMENT
                   BETWEEN MCI WORLDCOM COMMUNICATIONS, INC.
                           AND RMH TELESERVICES INC.

     This Agreement ("Agreement") is entered into as of March 16, 2001 ("Effective Date") by and between MCI WORLDCOM Communications, Inc. ("MCI") and RMH Teleservices, Inc. ("RMH")(referred together herein, as the "Parties" or separately, as a "Party").

                                   RECITALS

     WHEREAS, MCI is a telecommunications company that offers its customers a wide variety of telecommunications services and products;

     WHEREAS, RMH is in the business of providing various sales, marketing and customer service support services to its clients;

     WHEREAS, MCI desires to retain RMH to perform independent contractor services for MCI's telemarketing, customer service support and related telemarketing and customer service call center functions and RMH agrees to provide such services to MCI according to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MCI and RMH hereby agree as follows:

1.   DEFINITIONS. Defined terms shall have the meanings set forth in Schedule A
     -----------
     (Definitions). Defined terms not appearing in Schedule A shall have the meaning set forth elsewhere in the Agreement.

2.   SERVICE.
     -------

     2.1  Services Description. The call center services to be provided
          --------------------
          by RMH under the terms of this Agreement shall consist of (i) handling and resolving inbound MCI telecommunication-related customer service inquiries, and "up selling" MCI telecommunication-related services to MCI Customers ("Customer Service Call(s) or "Call(s)") whose calls are received and routed via MCI's network platform to a customer service call center; (ii) placing outbound telemarketing calls ("Telemarketing Call(s)" or "Call(s)") to MCI residential consumer leads; and (iii) any other services as mutually agreed upon by the Parties. These functions will collectively be referred to as the "Services". The Services shall be offered in English and Spanish with other languages to be added subject to the Parties' mutual agreement.

     2.2  Performance Standards. The Services provided by RMH shall be in
          ----------------------
          accordance with MCI's Policiesand Procedures and the performance standards used in determining Top Center Ranking (Schedule B). RMH agrees to comply with all Policies and Procedures received by it. RMH acknowledges receipt of Policies and Procedures by delivery to the appropriate RMH Authorized Individual. Policies and Procedures and performance standards shall be modified by MCI from time to time at MCI's discretion. All modifications will be consistent with the Policies and Procedures and performance standards utilized by MCI for its Internal Centers.

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     2.3  Changes to Services. MCI may request RMH to change the Services
          -------------------
          being performed by RMH under this Agreement through a written change request ("Change Request"). RMH shall endeavor in good faith to advise MCI as to the most cost-effective and efficient means of implementing such Change Request. Upon MCI's approval of the costs and ramp-up schedule associated with the Change Request(s), RMH shall implement the Change Request(s) and MCI shall pay the appropriate charges, if any, in accordance with the Change Request agreement(s) of the Parties, as confirmed in a written amendment to this Agreement.

3.   RMH'S OBLIGATIONS.
     -----------------

     3.1  Implementation Date. RMH agrees to have all necessary
          --------------------
          preparation measures completed on or before March 26, 2001 or a later date if agreed upon by the Parties (the "Implementation Date"), including, but not limited to, its facilities, staffing and training, necessary to implement the Services.

     3.2  Staffing. RMH shall provide all live support necessary to
          ---------
          perform the Services at the Handle Minute Forecast and Work Hour Forecast. Upon MCI's reasonable notice to RMH, RMH's customer service support shall be available to operate eighteen
          (18) hours a day, three hundred and sixty-five (365) days a year. Customer service operations may be expanded to twenty-four (24) hours a day subject to the Parties' mutual agreement. RMH shall be capable of providing telemarketing services to MCI from 8:00 a.m. to 9:00 p.m. local time of Customer called Monday through Friday and 9:00 a.m. to 5:00 p.m. local time of Customer called Saturday and Sunday, except as otherwise restricted by applicable law. RMH shall be solely responsible for hiring, managing, and compensating all CSRs, TMRs, Supervisors, HR/Recruiters, and Center Management and Administrative Personnel necessary to perform the Services. RMH shall determine, and be solely responsible for meeting the appropriate level of TMRs and CSRs necessary to provide the Services at the Handle Minute Forecast and Work Hour Forecast and in accordance with the performance standards and Policies and Procedures.

          3.2.1 Account Manager. RMH shall assign a RMH employee to be a
                ---------------
                liaison between MCI and RMH, who will (i) submit material and information requests to MCI; (ii) provide reasonable access to RMH's staff to answer questions; and (iii) provide schedules and plans to MCI for MCI's review and/or approval.

          3.2.2 RMH Operations Team. By the Implementation Date, RMH
                --------------------
                shall assign RMH personnel to a vendor operations team to work with the MCI Operations Team on a regular basis (the "RMH Operations Team"). Upon the departure of an RMH Operations Team member for any reason during the term of this Agreement, RMH shall be responsible for replacing that individual with another qualified individual within thirty (30) days of the departure date. The RMH Operations Team is set out in Schedule F.

         3.2.3  Compensation. RMH agrees to pay its employees performing
                 ------------
                 the Services pursuant to the compensation grids set out in Schedule G. If MCI, at its sole discretion, modifies any of the Tables outlined in the compensation grids set out in Schedule G, RMH shall have the right to modify their telemarketing and customer service pricing structure set out in Schedule C to cover those modifications.

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     3.3  Monitoring. Without prior notice to RMH, MCI shall have the right
          ----------
          to monitor and record on-site at the RMH Centers and to monitor and record remotely outside the RMH Centers, to the extent permitted by law and at MCI's discretion, RMH's CSRs and TMRs handling Calls and performing Services for MCI. MCI shall share the results of its monitoring upon request by RMH. RMH agrees that it will secure from all employees serving as CSRs or TMRs under this Agreement written consent to be monitored by RMH and MCI. In addition, RMH will, from time to time, or upon request by MCI, notify MCI regarding RMH's current written policies regarding monitoring of its CSRs and TMRs by its own personnel.

     3.4  Facilities. RMH shall support the Services at its Houston, TX
          ----------
          call center facility. RMH shall support additional MCI call volume at mutually approved RMH call center locations (the "RMH Centers"). RMH shall be responsible for all costs associated with any decision RMH initiates to open a new call center or consolidate or relocate any RMH Center with the exception that MCI will be responsible for providing MCI Equipment and/or MCI Software or MCI Proprietary Software. Any new, consolidated or relocated RMH Center must be approved in advance by MCI.

          3.4.1 MCI Facility Space. During the Term of this Agreement, RMH
                ------------------
                agrees to provide MCI offices and cubes adequate to ensure that MCI can perform its obligations under this Agreement. Each designated work space should at a minimum include three working phone lines and five analog lines.

          3.4.2 Access. Subject to compliance with RMH's site and security
                ------
                regulations, RMH shall provide MCI with unrestricted access to that portion of the RMH Centers used to perform the Services. This access shall (i) provide MCI with access to adequate facilities at each of the RMH Centers to enable MCI to do on-site monitoring; (ii) provide access to MCI management; (iii) without prior notice to RMH, permit MCI to conduct on-site inspections of RMH's Centers' training sites and related areas if used by RMH to provide Services for MCI; (iv) permit MCI to perform maintenance and related work on MCI Equipment, MCI Software and MCI Proprietary Software, as necessary in MCI's sole judgment, including during off hours; and (v) upon reasonable advance written notice to RMH, permit MCI to conduct tours of the RMH Centers for other MCI personnel, Customers, and other MCI approved individuals (excluding competitors of RMH).

     3.5  Equipment. RMH shall provide, at its own expense, without
          ---------
          limitation, all Center furnishings, voice/data wiring, productive/training desktop computer hardware, and third party applications consistent with MCI's requirements, as well as workstations, facility security, T-1 connectivity to the RMH network, and all other calling floor equipment and supplies and other RMH equipment as set forth in Schedule D, necessary to provide the Services, consistent with MCI technical standards of which RMH has been notified, as they may change from time to time. In the event RMH shall operate MCI Equipment, MCI Software or MCI Proprietary Software, RMH shall do so only as directed by MCI. RMH shall not upgrade, modify or otherwise alter MCI Equipment, MCI Software or MCI Proprietary Software unless and until MCI gives RMH such direction, with the exception of MCI provided headsets, which RMH will be responsible for maintaining and replacing as needed. RMH shall utilize MCI Equipment, MCI Software and MCI Proprietary Software only for the performance of Services for

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          MCI. RMH agrees to make MCI whole for loss or damage to MCI
          Equipment, MCI Software or MCI Proprietary Software provided by MCI for use in the RMH Centers, to the extent such loss or damage results from negligence or willful misconduct of an RMH employee.

     3.6  Telemarketing Data.
          ------------------

          3.6.1  Data Consumption. RMH shall be responsible for "Thoroughly
                 ----------------
                 Utilizing" the MCI Data and shall follow MCI's guidelines with respect to MCI Data consumption. "Thoroughly
                 Utilizing" means that RMH's Call attempts (i.e., Calls dialed) and Completes (leads dispositioned out of the system by a TMR, i.e., not called again during a Call Campaign) per Work Hour fall within plus or minus
                 [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the Call attempts and Call completes per Work Hour achieved by the Internal Centers .

          3.6.2  Data Integrity. Data is defined as any information
                 --------------
                 relating to MCI Customers, including, but not limited to, names, addresses, telephone numbers, and any accompanying codes. Data is supplied for the specific purpose of marketing MCI products and services and is not to be copied without express written consent. Data elements are not to be combined with or appended to any other data source. Except as directed by MCI for purposes of this Agreement, RMH may not record or retain the recording of any Data, including but not limited to Data acquired from Customers in the course of Calling (e.g., responses or nonresponses re: contacts, disconnects or sales), nor may RMH use the Data to derive any other information, including, but not limited to, aggregate information above the Customer level (e.g., by area code, exchange, zip code or day of the week). Ownership of Data supplied and any and all information derived from all activities associated with the Data is solely MCI's. Upon termination or expiration of this Agreement, RMH must obtain an MCI authorized individual's certification of the destruction and/or return of all Data files, including all intermediate or derived files.

     3.7  Sales Verification. MCI shall subcontract to a third party
          ------------------
          verification vendor to independently verify all Sales resulting from the Services provided under this Agreement. MCI shall be solely responsible for determining procedures necessary for complying with applicable federal, state and local laws and regulations governing sales of telecommunications services. RMH shall be responsible for following the procedures established by MCI to enable it to comply with such regulations.

     3.8  Escalations. RMH will be responsible for responding to
          -----------
          MCI's national escalations group ("NEC") regarding all Call escalations originating from RMH Centers in the timeframe and fashion outlined in the Policies and Procedures regarding escalations. If the number of Agency Escalations directly caused by Calls made by RMH CSRs or TMRs exceeds the MCI Internal Center escalations rate by more than ten percent (10 %) in any two months during the term of the Agreement, MCI has the right to terminate the Agreement immediately for cause. In addition to the indemnification obligations set forth in Section 13, RMH will be financially liable for fifty percent (50%) of any fines or penalties imposed by any Federal, state or local regulatory body due to any negligent or intentional act or omission by RMH, or breach of any provision of this Agreement, while providing Services to MCI. RMH's liability under this Section 3.8 will be limited to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

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      per occurrence, with a contract year limitation of liability of [REDACTED
      DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

     3.9  Gainsharing. RMH shall use good faith efforts to work with MCI to
          -----------
          increase the cost efficiency of the Services. Any savings achieved through implementation of a Gainsharing concept developed by MCI and/or RMH shall be shared evenly between MCI and RMH. To qualify as a Gainsharing under this Agreement, RMH shall forward a Gainsharing proposal to MCI outlining the specific Service and Gainsharing methods RMH is proposing to implement to achieve savings for RMH and MCI. MCI shall review such Gainsharing proposal and, if acceptable to MCI, MCI shall approve the Gainsharing proposal in writing. Prior to implementation of a Gainsharing concept, MCI and RMH shall agree on how to account for the savings achieved by the Gainsharing in RMH's monthly billing. MCI and RMH shall work together to implement and evaluate the Gainsharing method to achieve the desired results of the Parties.

4    MCI OBLIGATIONS.
     ---------------

          4.1  Annual Volume Commitment.
               ------------------------

               4.1.1 Annual Handle Minute Commitment. Provided RMH is meeting
                     -------------------------------
                     Schedule Adherence standards each month, MCI agrees to an Annual Handle Minute Commitment of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Handle Minutes for the time period from April 1, 2001 through December 31, 2001 and [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]
                     Handle Minutes per calendar year from January 1, 2002 through December 31, 2005. For any given month, if RMH does not meet Schedule Adherence standards, MCI's Annual Handle Minute Commitment will be decreased by the difference between Handle Minutes Forecast and actual Handle Minutes for that month.

               4.1.2 Annual Work Hour Commitment. Provided RMH is meeting Work
                     ---------------------------
                     Hour Forecasts each Cycle, MCI agrees to a Annual Work Hour Commitment of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Work Hours for the time period from April 1, 2001 though December 31, 2001 and [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Work Hours per calendar year from January 1, 2002 through December 31, 2005. For any given Cycle, if actual Work Hours are less than Work Hours Forecast, MCI's Annual Work Hour Commitment will be decreased by the difference between Work Hours Forecast and actual Work Hours for that month.

          4.2  Operational Coordination. MCI will be responsible for all aspects
               -------------------------
               of routing Customer Service Calls to RMH's Centers. For customer service, MCI will provide to RMH schedules for staffing requirements by Work Hour, with the staffing requirements to be modified as necessary by MCI. For telemarketing service, MCI will provide staffing requirements on a Cycle basis, with the staffing requirements to be modified as necessary by MCI.

          4.3  Handle Minute Forecast. MCI shall provide RMH with monthly Handle
               ----------------------
               Minute Forecasts. Handle Minute Forecast equals the number of Calls Handled, as determined by MCI at its discretion, multiplied by an Average Handle Time, determined by MCI at its discretion.

               4.3.1 Monthly Forecast. MCI shall supply RMH with a rolling
                     ----------------
                     three-month Handle Minute Forecast, which MCI may revise at any time prior to

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                     thirty (30) days before the first day of each month within the three-month Handle Minute Forecast.

          4.4  Work Hour Forecast. MCI shall provide RMH with a monthly Work
               ------------------
               Hour Forecast for a rolling four-Cycle period. MCI may revise the Work Hour Forecast at any time prior to fifteen (15) days before the first day of each Cycle. The monthly Work Hour Forecast can increase by up to the greater of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] or [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Work Hours, or decrease by up to the greater of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] or [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Work Hours, based on the previous month's Work Hour Forecast, taking into account work days and Seasonality.

          4.5  Third Party Verification. MCI shall retain the third party
               ------------------------
               verification vendor to independently verify sales under this Agreement to identify Confirmed Line Sales.

          4.6  Customer Communications. MCI shall provide RMH with MCI-approved
               -----------------------
               telemarketing scripts, MCI product information, and MCI-approved responses to specific consumer requests or objections.

          4.7  Training. MCI shall be responsible for all aspects of training.
               --------
               The amount and type of training will be determined at MCI's discretion based on Segment (customer service) or Call Campaign (telemarketing), and will include both classroom training and ABay training.

               4.7.1  Initial Training. MCI shall pay for Initial Training for
                      ----------------
                      CSRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour and for TMRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for all new hires up to the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] full-time equivalent ("FTE") productive CSRs and up to the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] FTE productive TMRs. Thereafter, should MCI require the addition of FTEs, the Parties will mutually agree upon the amount of additional Initial Training MCI shall pay for. Any additional Initial Training will be at the same rates, and under no circumstances shall MCI be responsible for training expenses attributable to Attrition.

               4.7.2  Ongoing Training. MCI will provide training that consists
                      ----------------
                      of an average of[REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per month per FTE CSR during a twelve
                      (12) month period. In the event MCI requires ongoing customer service training to exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per FTE CSR in any given calendar month, MCI shall compensate RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for each Training Hour exceeding the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per calendar month per FTE CSR. MCI will provide training that consists of an average of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per month per FTE TMR during a twelve (12) month period. In the event MCI requires ongoing telemarketing training to exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per FTE TMR in any given calendar month, MCI shall compensate RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for each Training Hour exceeding the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per calendar month per FTE TMR.

               4.7.3  Attrition. RMH shall not pass on any expenses to MCI for
                      ---------
                      RMH's training of CSRs or TMRs to cover Attrition. To the extent that Attrition directly results from involuntary terminations or necessary transfers caused by an MCI initiative that results in a variance of monthly Handle Minutes or Work Hours by greater than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], any subsequent ramp-up training needed as a result of such Attrition will be at MCI's expense.

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     4.8  Equipment and Software. MCI shall provide, maintain and operate
          ----------------------
          at its own expense, hardware, software and connectivity needed to ensure that the RMH Centers properly interface with MCI's databases. MCI will provide the Houston, TX Center, at its own expense, all proprietary enhanced software for the handling of Calls (the "MCI Proprietary Software") and all other MCI Software listed in Schedule D. MCI shall also be responsible for providing MCI Equipment listed in Schedule D. MCI will provide, within the NT environment, and to the extent possible on the OS2 platform, appropriate conductivity to the RMH network through a firewall to be installed and maintained by MCI. The firewall will allow access to specific IP addresses designated by RMH and approved by MCI. Upon termination of this Agreement RMH shall return all MCI Equipment, MCI Proprietary Software and MCI Software to MCI upon MCI's request at MCI's cost, which cost must be approved in advance by MCI.

          4.8.1 MCI shall install and maintain, with on-site MCI personnel, the Equipment listed in Schedule D. MCI shall also install, but not maintain, initial head sets.

     4.9  MCI Personnel.
          -------------

          4.9.1  MCI Operations Team. MCI shall assign an MCI Operations
                 -------------------
                 Team including technical support personnel at the Houston, TX RMH Center to work with RMH during the Term of this Agreement. MCI shall be responsible for the MCI Operations Team and other MCI personnel, including oversight of MCI's own quality assurance and monitoring efforts, operation of MCI's Equipment, MCI's Proprietary Software and MCI's Software and for costs associated with MCI's management staff. MCI personnel when present in RMH's Centers shall observe RMH's safety and security procedures. The MCI Operations Team is set out in Schedule F.

     4.10 Telecommunication. MCI shall provide, at its sole cost, T-1
          -----------------
          facilities required for 800 inbound telecommunication access and wide area network connectivity necessary for RMH to perform the Services, as well as all connectivity required to allow RMH to perform outbound telemarketing for MCI. RMH shall provide, at its sole cost, telecommunication facilities and connectivity necessary to perform any services in an RMH Center for any entity other than MCI.

5.   Payment Provisions.
     ------------------

     5.1  Customer Service and Telemarketing Compensation. MCI shall
          -----------------------------------------------
          compensate RMH monthly as set forth in Schedule C.

     5.2  Monthly Invoices. RMH will invoice MCI monthly for the prior
          ----------------
          month's Services within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] business days after the close of the prior month. Upon receipt of the monthly invoice, MCI will process any undisputed invoice through electronic wire transfer to the RMH-designated bank within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days. In the event that MCI, in good faith, disputes all or any portion of the charges reflected on the invoice, MCI shall pay the undisputed portion of the invoice and notify RMH within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days as to the particulars of the dispute. Both Parties shall make a good faith effort to resolve any disputes within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of receipt of MCI's notice.

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          5.3  Annual Volume Commitment Shortages/Invoicing. In the event MCI
               --------------------------------------------
               does not meet the Annual Volume Commitment during a twelve (12) month period, RMH shall invoice MCI for any shortage, within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days after the close of the last month in the twelve (12) month period. Upon receipt of the Annual Volume Commitment invoice, MCI shall process the undisputed portion of the invoice through electronic wire transfer to the RMH-designated bank within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days. In the event that MCI, in good faith, disputes all or any portion of the Annual Volume Commitment invoice, MCI shall pay the undisputed portion of the invoice and notify RMH within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days as to the particulars of the dispute. Both Parties shall make a good faith effort to resolve any disputes within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of receipt of MCI's notice.

          5.4  Taxes. MCI shall be responsible for the payment of sales, use or
               -----
               other taxes now or hereafter imposed on the Services by Federal, state or local governments where such tax is either expressly specified as a liability of a user or the custom is that the user pays such tax.

          5.5  Pricing Changes. The Parties agree that should minimum wage
               ---------------
               requirements directly impacting the CSRs and TMRs performing Services under this Agreement increase more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] over minimum wage as of the Implementation Date, the Parties will mutually agree to modify RMH's telemarketing and customer service pricing structure set out in Schedule C to cover that increase.

6.       EXCLUSIVITY OF SERVICES.
         -----------------------

         6.1 During the term of this Agreement, and with respect to the Houston, TX Center only, RMH shall not house RMH personnel assigned to perform Services pursuant to this Agreement in the same RMH Center where RMH is providing services for an MCI Competitor or any other entity, without MCI's written approval (which may be granted or withheld at MCI's sole discretion).

         6.2 During the term of this Agreement and for a period of three (3) months following the earlier of either the expiration or termination of this Agreement pursuant to Section 8, RMH shall not assign any RMH personnel assigned to perform the Services to perform services for an MCI Competitor, except with MCI's written approval (which may be granted or withheld at MCI's sole discretion) or, with respect to assigning RMH personnel to perform work for an MCI Competitor (but not with respect to locating MCI account workers on the same floor as those working for an MCI Competitor), without MCI's approval if the conditions specified for allowing such work for an MCI Competitor have been met as provided for below.

             6.2.1 CSRs and TMRs may be assigned to perform services for an MCI
                   Competitor if (i) they have not performed the Services for at least thirty (30) days before being so assigned, or (ii) they are being assigned due to an MCI initiative that results in a variance of monthly Handle Minutes or Work Hours by greater than ten percent (10%), in which case, CSRs and TMRs may be reassigned in proportion to the decrease in the volume of MCI activity.

             6.2.2 Supervisors, Line Managers and other RMH personnel may be assigned to perform services for an MCI Competitor if (i) they have not been assigned to perform the Services for at least ninety (90) days before

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                   being so assigned, or (ii) they are being assigned due to an
                   MCI initiative that results in a variance of monthly Handle Minutes or Work Hours by greater than ten percent (10%), in which case, Supervisors, Line Managers and other RMH personnel may be reassigned in proportion to the decrease in the volume of MCI activity.

             6.2.3 No assignment limitations shall apply to those individuals in
                   RMH's management who are not primarily assigned to any particular RMH client.


         7.  RELATIONSHIP OF THE PARTIES.
             ---------------------------

             7.1 Independent Contractor. The Parties' relationship to each other
                 ----------------------
                 in the performance of this Agreement is that of independent contractor. Nothing in this Agreement will place the Parties in the relationship of partners, joint venturers, principal-agent, employer-employee, or joint employer and neither Party will have any right to obligate or bind the other in any manner whatsoever nor represent to third parties that it has any right to enter into any binding obligation on the other's behalf.

                         7.1.1 MCI agrees not to terminate, discipline, evaluate or in any manner promise any employee, independent contractor, agent or vendor of RMH any term or condition of employment at the Houston, TX RMH Center.

                         7.1.2 As to its own employees on-site at any RMH Center, MCI agrees to comply with all employment laws, including but not limited to Title VII, FLSA, WARN, and state fair employment laws.

             7.2 RMH Employees. RMH shall be responsible for all staffing and
                 -------------
                 selection, hiring, firing, disciplinary procedures, and other employee relations matters associated with personnel hired by RMH to perform Services under this Agreement. RMH shall be responsible for all wages, salaries, benefits, workers compensation, unemployment compensation and other amounts due RMH employees, management staff and any other personnel, as well as the withholding of taxes, FICA, and FUTA. MCI shall not have any responsibility for any employee-related tax items and shall be indemnified and held harmless by RMH from any liability, cost or expenses, including any interest, penalties and attorney's fees that may be assessed against or incurred by MCI in connection with RMH's failure to make any such payment. RMH is responsible for all taxes, licenses, permits and other requirements that may be imposed by federal, state or local law on its business.

             7.3 Employee Indemnification. RMH agrees to indemnify MCI against,
                 ------------------------
                 and hold it harmless from and against, any claim, action or suit brought for the recovery of damages, losses or payments of any kind whatsoever (including attorneys' fees) arising from, or related to, RMH's failure to make employee-related tax or withholding payments, or related to any matter arising from the employment or discharge from employment of individuals retained by RMH for the purpose of performing RMH's obligations pursuant to this Agreement.

         8.   TERM AND TERMINATION.
              --------------------

              8.1  Term. The initial term of this Agreement will commence upon
                   ----
                   the Effective Date and will continue until January 14, 2006 unless terminated earlier pursuant to the provisions of this Agreement. Thereafter, this Agreement will be renewed for an additional [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] term unless one Party gives the other Party at least one hundred eighty (180) days written notice of intention to terminate prior to the end of the initial term.

              8.2  Termination for Cause. If either Party defaults in the
                   ---------------------
                   performance of any material duty or obligation under this Agreement and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, then the Party not in default may terminate the Agreement. MCI may also terminate this Agreement, in whole or part for cause, pursuant to the provisions of Section 3.8. MCI may also terminate this Agreement, in whole or in part for cause, should RMH be in the bottom three (3) centers in Top Center Ranking pursuant to Schedule G for either telemarketing centers or customer service centers for three
                   (3) consecutive months or for any five (5) months within any rolling twelve (12) month period.

              8.3  Bankruptcy. If either Party hereto becomes or is declared
                   ----------
                   insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other Party may, by giving written notice of such default to such Party, terminate this Agreement as of the date specified in such notice of termination

              8.4  Termination for Convenience. Either Party may terminate this
                   ---------------------------
                   Agreement for convenience upon one hundred eighty (180) days written notice to the other Party.

              8.5  Termination for Legal/Regulatory Developments. Either Party
                   ---------------------------------------------
                   shall have the right to terminate this Agreement, without liability to the other, in the event of judicial, regulatory or legislative change rendering performance of this Agreement impossible, illegal or impractical. Such Party shall provide the other with written notice of such termination as promptly as possible, but in no event less than ninety (90) days prior to the termination date.

              8.6  Termination For RMH Change of Control. In the event there is
                   -------------------------------------
                   a change of control of RMH, MCI may at its election, terminate this Agreement by giving RMH written notice of its decision to terminate this Agreement within fifteen (15) days after MCI's receipt of RMH's notice of its change of control. For purposes of this Paragraph 8.6 "change of control" means
                   (i) any merger or consolidation of RMH with an MCI Competitor or another company with materially adverse interests to MCI ("Other Party"), whether RMH or the MCI Competitor or the Other Party is the surviving entity, or (ii) any acquisition of beneficial ownership of RMH, as defined by Securities and Exchange Commission trading rules, by an MCI Competitor, or
                   (iii) such other transaction whereby the Other Party acquires more than fifty percent (50%) of any class of RMH's voting stock accompanied by the right to elect directors. The termination shall be effective on such date as MCI designates in its notice.

              8.7  Orderly Transition.  Upon the termination or expiration of
                   ------------------
                   this Agreement for any reason, RMH and MCI agree to exercise their best efforts to perform an orderly and efficient transition to a successor provider of Services.

              8.8  MCI's Liabilities upon Termination. Should MCI terminate this
                   ----------------------------------
                   Agreement pursuant to Sections 8.4, 8.5, 8.6 or 18.2, MCI shall make payment to RMH as set out in Payment Schedule 1 of Schedule E. Should MCI terminate this Agreement pursuant to
                   Section 8.2 or 8.3, MCI shall make payment to RMH as set out in Payment Schedule 2 of Schedule E. Should RMH terminate this Agreement pursuant to Section 8.2 or 8.3, MCI shall make payment to RMH as set out in Payment Schedule 1 of Schedule
                   E. Should RMH terminate this Agreement pursuant to Section 8.5, MCI shall make payment to RMH pursuant to Payment
                   Schedule 2 of Schedule E; however, payment shall not be made in a lump sum but shall be prorated through the remaining months of the term of this Agreement. Should RMH terminate this Agreement pursuant to Section 8.4, MCI shall make no payments to RMH. Nothing herein shall constitute a waiver by RMH of any other rights it may have at law or equity.

              8.9  Additional Termination Obligations.
                   ----------------------------------

                           8.9.1 Should either Party terminate this Agreement for any reason (other than RMH's termination pursuant to Section 8.4), MCI shall make the payments set out in Section 8.8 to RMH and RMH shall assign and MCI shall assume the Houston Center Lease.

                           8.9.2 Should RMH terminate this Agreement pursuant to Section 8.4, MCI shall have the option to assume the Houston Center Lease, which option must be exercised within thirty (30) days after written notice from RMH of such termination, absent which the option shall be deemed null and void. Any termination pursuant to Section 8.4 by RMH shall not be effective unless either (i) such termination is accompanied by Wal-Mart's written consent; or
                                  (ii) the Wal-Mart TI Payment, as defined in the Houston Center Lease, as increased by any subsequent amendment thereto, has been paid in full.

                           8.9.3 In the event the Houston Center Lease is transferred to MCI pursuant to the terms of this Section, each of RMH and MCI will execute any documents and take any other actions necessary to ensure that the obligations under the Houston Center Lease are transferred to MCI. In addition, RMH and MCI shall execute an assignment and assumption of the Houston Center Lease, which document shall be in a form and content acceptable to Wal-Mart. RMH shall also ensure that all service agreements in effect as to the Houston TX RMH Center are either assignable to MCI or terminable upon the assignment and assumption of the Houston Center Lease.

                           8.9.4  Upon MCI making payment to RMH pursuant to
                                  Section 8.8, RMH shall transfer to MCI all rights, title and ownership to the RMH Equipment listed in Schedule D and all furnishings in the Houston TX Center.

9.       MCI PROPERTY/OWNERSHIP OF WORK.
         ------------------------------

         9.1 Unless the Parties otherwise agree in writing, any property including, but not limited to, documentation, reports, data, training materials or other proprietary information, furnished to RMH by MCI is, and shall remain, the property of MCI.

         9.2 RMH agrees that the entire right, title, and interest (including without limitation the exclusive right to use, reproduce, distribute, translate, and make derivative works) in any written, photographic, audio and/or video, software or other materials (including, but not limited to, documentation, reports, data, training materials or other proprietary information) furnished to RMH by MCI or developed by RMH for MCI in performance of this Agreement (collectively, "Materials") shall remain in MCI and shall be MCI's exclusive property. To the extent permitted under the United States Copyright Act (17 U.S.C. 101), Materials shall be deemed "works made for hire", with MCI being entitled to assign freely any copyrights therein. MCI shall have the right, at its own expense, to obtain and to hold in its own name copyrights, registrations or such other protection as may be appropriate to said Materials, and to any extensions or renewals thereof. RMH shall give MCI or any person designated by MCI, without additional charge, all such information and shall execute all such additional documents as may be reasonably required to perfect the rights referred to herein. In the event any Materials shall not qualify as "works made for hire" within the meaning of the Copyright Act, RMH agrees to assign and hereby does assign its copyrights related to these Materials to MCI and at MCI's request, will give MCI such information and execute any documents required to vest all such copyrights in MCI. MCI and its assigns shall have the full, sole and continuing right (without any payments or liabilities to any person) to use, publish, perform, reproduce and distribute throughout the world any or all portions of the Materials, either as a complete unit or in segments, any way MCI sees fit and for any purpose whatsoever.

         9.3  MCI Proprietary Software. MCI will provide RMH access to MCI
              ------------------------
              proprietary operating system software and applications software loaded on the Equipment to provide Services, and all associated documentation which MCI deems necessary to the provision of Services and will periodically update the same. Ownership of any such software and/or documentation (including, but not limited to all modifications, derivatives, and/or enhancements thereto) provided by MCI to RMH hereunder shall remain the property of MCI (including any copyrights, trade secrets or other intellectual property rights therein.)

              9.3.1  Software Modifications. Notwithstanding the foregoing, in
                     ----------------------
                     the event MCI requests RMH to provide and RMH agrees to provide any modifications or enhancements to the MCI Proprietary Software loaded on Equipment located at the RMH Centers, RMH will provide to MCI, at no additional charge, one object code copy of any such software modifications or enhancements and all associated documentation, within ten
                     (10) days of completing any such modifications or enhancements. RMH agrees to test such software modifications with MCI and to provide all necessary consultation to MCI in connection therewith.

              9.3.2  Ownership of MCI Proprietary Software Modifications. In the
                     ---------------------------------------------------
                     event that RMH makes software modifications or enhancements to MCI Proprietary Software at the RMH Centers at MCI's request pursuant to Section 9.3.1, RMH agrees to and hereby does assign to MCI all copyrights, trade secrets and other intellectual property rights in such software modifications or enhancements to the MCI Proprietary Software made by RMH.

              9.3.3  MCI License Grant. For the term of this Agreement, MCI
                     -----------------
                     grants RMH a non-transferable, royalty-free, fully paid-up and non-exclusive license to use the MCI Proprietary Software at the RMH Center; provided that any use by RMH of the MCI Proprietary Software shall be solely for the purpose of performing the Services. This license will terminate upon the termination of this Agreement. In the event the Parties agree to extend the Agreement, the term of the license for the MCI Proprietary Software shall be extended accordingly.

         9.4  RMH License Grant. With respect to software specifically developed
              -----------------
              by RMH at its cost solely to provide the Services ("Services Software"), RMH hereby grants MCI, for the term of this Agreement and any renewals hereof, a non-transferable, royalty-free, non-exclusive license to use such Services Software and associated documentation only in conjunction with the Services provided by RMH under this Agreement and for no other purposes whatsoever. At the end of the license term, if MCI desires, the Parties shall negotiate in good faith to conclude a license agreement allowing MCI to continue to use the Services Software upon terms and for a license fee to be mutually agreed upon by the Parties.

         9.5  Third Party Changes. Subject to the provisions of this Section
              -------------------
              9.5, in the event MCI desires to make or to have a third party make software changes to the RMH Equipment, RMH LAN and/or RMH file server, RMH agrees to allow MCI, under RMH's supervision, to install or to have installed at the RMH Centers all such software changes, provided such changes do not invalidate any warranties on the RMH Equipment. MCI's right to such changes is subject to RMH's consent, which shall not be unreasonably withheld. If approval of the provider of RMH Equipment is required, RMH shall use reasonable efforts to obtain approval and shall provide MCI with a written copy of any approval or disapproval. MCI will be responsible for maintaining any such software changes and RMH shall not be responsible for any failure to meet its obligations under the Agreement in the event that such failure is caused by the MCI-initiated software changes. RMH shall have no legal obligations with respect to the MCI-initiated changes except as set forth in this Section 9.5, and, notwithstanding any limitations or exclusions of liability under this Agreement, MCI shall indemnify, defend and hold harmless RMH from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising in any way out of such MCI-initiated changes or the installations thereof. MCI hereby grants RMH, or shall cause the third party to grant to RMH, for the term of this Agreement and any renewals hereof, a non-transferable, royalty-free, non-exclusive license to use such software at its RMH Centers only and only in conjunction with the provision of Services. All such MCI-initiated software changes (except those made to MCI Proprietary Software) shall be the exclusive property of RMH or its licensors, and MCI hereby assigns, and shall cause any third parties contemplated by this Section 9.5 to assign, all right, title and interest in and to such software changes to RMH or its licensors, as applicable.

         9.6  MCI Modifications. If MCI develops software modifications or
              -----------------
              enhancements to either MCI or RMH Equipment, LAN and/or file servers, MCI shall grant RMH a non-transferable, royalty-free, non-exclusive license to use such software modifications or enhancements at its RMH Centers only and only in conjunction with the provision of Services.

              9.7  Return of MCI Property. All copies of any software,
                   ----------------------
                   databases or documentation owned exclusively by MCI, or containing MCI Confidential Information, shall be returned to MCI immediately upon the termination of this Agreement, it being acknowledged that RMH may retain any software, databases or documentation exclusively owned by RMH, or licensed to RMH by an entity other than MCI, if all MCI Confidential Information is removed from the applicable software, databases and/or documentation.

         10.  AUDITS. RMH will permit MCI, at MCI's expense, to audit any of
              ------
              RMH's systems, documents, processes, data, or reports related to the performance of this Agreement or payments due under this Agreement. Such audits: (i) may not be held more frequently than twice per calendar year; (ii) shall require prior written notice to RMH; and (iii) shall be held at a time and place to be mutually agreed upon during normal business hours. Any information obtained by MCI pursuant to an audit shall be subject to MCI's obligation to keep such information confidential as more fully set forth in
              Section 12 hereto.

         11.  WARRANTIES AND REPRESENTATIONS.
              ------------------------------

              11.1 RMH warrants to MCI that the Services shall be performed in a workmanlike manner and generally in accordance with the specifications and descriptions of such Services as set forth in this Agreement.

              11.2 RMH warrants and represents that it is not currently bound by any other agreements, restrictions or obligations, nor will RMH assume any such obligations or restrictions which do or would in any way interfere or be inconsistent with the Services to be furnished by RMH to MCI. RMH warrants and represents that the signatory to this Agreement is authorized to enter into this Agreement with MCI in all respects.

              11.3 MCI warrants and represents that it is not currently bound by any other agreements, restrictions or obligations, nor will MCI assume any such obligations or restrictions which do or would in any way interfere or be inconsistent with MCI's obligations to RMH under this Agreement. MCI warrants and represents that the signatory to this Agreement is authorized to enter into this Agreement with RMH in all respects. MCI warrants and represents that the MCI Software and MCI Proprietary Software or other intangibles provided by MCI to RMH to utilize in performing the Services will not infringe upon the proprietary rights of any third party.

         12.  CONFIDENTIALITY/PROPRIETARY INFORMATION.
              ---------------------------------------

              12.1 Prior to performing Services on behalf of MCI, RMH and each RMH employee assigned to perform work under this Agreement shall read, understand, adhere to, and sign a Confidentiality and Nondisclosure Agreement (NDA) in the form reviewed and approved by MCI.

              12.2 The Parties agree that any and all confidential information and/or proprietary information relating to past, present and future activities, products, services, business plans, business practices designated as confidential, or information that by its nature is presumed to be confidential ("Confidential Information") (including MCI Customer lists, MCI card numbers, MCI Customer names, addresses and billing data, call detail and/or financial information, information relating to MCI

                    Customers or MCI Customer account information, and/or databases, as well as other material specifically designated by MCI in writing as confidential or proprietary) ("MCI Confidential Information")) furnished or disclosed in the course of this Agreement, or disclosed during the effective period(s) of other Nondisclosure Agreement(s) in effect between the Parties, shall be and remain MCI or RMH property, as the case may be. During the term of this Agreement and for seven (7) years thereafter, both Parties agree not to reveal, disclose, divulge, sell, license, exchange, lease or in any other way transfer the other Party's Confidential Information to any third party. Neither Party shall use the other Party's Confidential Information for any purposes other than the Services to be performed hereunder without prior express written permission of the other Party and shall limit its copying of such Confidential Information to such purposes and shall not disclose any such Confidential Information to anyone except its personnel to whom such disclosure is necessary to carry out the purposes of this Agreement. All such personnel shall be appropriately notified that any such disclosure to them is made in confidence and shall be held in confidence. In the event any such Confidential Information must be disclosed by a Party to a third person for the purpose of allowing the Party to provide the Services hereunder, the Party shall, prior to disclosure, obtain the other Party's written permission and if permission is granted, shall obtain from the third person a written agreement regarding the confidentiality and specific use of the Confidential Information, the terms of which shall be substantially identical to those contained herein. Either Party shall forward a copy of such third person's nondisclosure agreement to the other Party upon written request.

              12.3 The provisions of Paragraph 12.2 above shall not apply to information that was previously known to the other Party, free of any obligation to keep it confidential as evidenced by written records, or information that is or has been disclosed in the public domain, through no fault of the other Party, by third persons who are under no obligation of confidence to either MCI or RMH, or information independently developed by the other Party or obtained by a third party. Any combination of Confidential Information disclosed from MCI to RMH or RMH to MCI, shall not be deemed to be within the foregoing exceptions merely because individual portions of such combinations are disclosed or separately known in the public domain or known by the other Party. Either Party may disclose Confidential Information if obligated by Court order or governmental process after providing the other Party with prior notice that Confidential Information is being sought by legal process.

              12.4 Both Parties acknowledge that the Confidential Information under this Agreement constitutes unique, valuable and special trade secret and business information of the respective Parties, and that disclosure of such Confidential Information may cause irreparable injury to MCI or RMH as the case may be. Accordingly, the Parties acknowledge and agree that the remedy at law for any breach of the covenants contained in Paragraph 12.2 of this Agreement may be inadequate, and in recognition, agree that the other Party shall, in addition, be entitled to seek injunctive relief and reasonable attorneys' fees and other court costs and expenses, in the event of a breach or threatened breach of any of the provisions of this Section 12 of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to the other Party as a result of such breach.

              12.5 Either Party may file copies of this Agreement with a court or public agency, to the extent necessary to comply with applicable law or regulation, including, without limitation, to comply with mandatory filing under the rules and regulations of the

                    Securities and Exchange Commission and to the extent necessary in connection with review by lending institutions, subject to appropriate confidentiality restrictions and subject to Section 16. The filing Party shall promptly notify the other Party of such requirement

         13.  INDEMNIFICATION/LIMITATION OF LIABILITY.
              ---------------------------------------

              13.1 RMH agrees to indemnify, defend and hold harmless MCI, its parent company, subsidiaries, affiliates, employees, agents and assigns from and against all claims, complaints, causes of action, liabilities, judgments, losses, penalties, costs and expenses (including allocable costs of in-house counsel and other reasonable attorneys' fees) brought by third parties that arise out of or in connection with (i) its breach of or default of any covenant or provision of this Agreement, (ii) the acts, errors, representations, misrepresentations, or negligence of RMH, or its officers, employees, affiliates, or agents, except insofar as such acts, omissions or performance are specifically required by any Policies or Procedures established by MCI, or (iii) violation by RMH of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of the Services.

              13.2 MCI agrees to indemnify, defend and hold harmless RMH, its parent company, subsidiaries, affiliates, employees, agents and assigns from and against all claims, complaints, causes of action, liabilities, judgments, losses, penalties, costs and expenses (including allocable costs of in-house counsel and other reasonable attorneys' fees) brought by third parties that arise out of or in connection with (i) its breach of or default of any covenant or provision of this Agreement, (ii) the acts, errors, representations, misrepresentations or negligence of MCI or its officers, employees, affiliates or agents, (iii) RMH's compliance with any Policies or Procedures specifically established by MCI,
                    (iv) MCI's failure to provide products or services to its Customers or any defect or deficiency in any products or services provided by MCI to its Customers, or (v) violation by MCI of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of its obligations under this Agreement.

              13.3 Except with respect to their obligations under the preceding provisions of this Section 13 regarding indemnification for third party claims under this Agreement; neither Party shall have liability to the other with respect to its obligations under this Agreement for consequential, exemplary, special, incidental or punitive damages even if such Party has been advised of the possibility of such damages. None of the payments, fines or penalties set out in Section 3.8, above, shall be considered subject to this Section.

         14. INSURANCE. RMH shall maintain during the Term of this Agreement all
             ---------
             insurance and/or bonds required by law and as set forth herein, including but not limited to: (i) Workmen's Compensation Insurance as prescribed by the law of the state in which the Services are performed; (ii) Employer's Liability Insurance with limits of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each occurrence; (iii) Comprehensive General Liability Insurance and, if the use of automobiles is required, comprehensive automobile liability insurance for owned, hired and non-owned automobiles, with limits of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] combined single limit for bodily injury, death, and property damage; (iv) Professional Liability and Errors and Omissions Insurance covering RMH and MCI against damages caused by RMH of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence; and (v) Fidelity bond coverage, covering acts of employee dishonesty of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per incident; (vi) such other "umbrella" and

             "excess" policy coverage which RMH or its parent corporation may have in effect from time to time to cover the actions of RMH, its employees and agents. MCI is to be named additional insured for the purposes of this Agreement as its interests may appear. RMH shall, prior to the start of work, furnish certificates or adequate proof of the foregoing insurance. Further, RMH will ensure that each such certificate shall state that the insurance will not be canceled or modified unless MCI is given thirty (30) days prior notice of such modification or cancellation.

       15.   INTELLECTUAL PROPERTY.
             ---------------------

             15.1 Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to grant a Party any license, sublicense, copyright interest, proprietary right or other claim against or interest in the other Party's copyrights, patents, or other intellectual property.

             15.2 Neither Party will use, or permit their respective employees, agents and subcontractors to use, the trademarks, service marks, logos, trade names or other proprietary designations of the other Party, or the other Party's affiliates, whether registered or unregistered, except in performance of the Services and obligations under this Agreement, and with such other Party's prior written consent.

       16.   PUBLICITY AND USE OF RMH's AND/OR MCI's NAME. The Parties agree
             --------------------------------------------
             that they will not make, and they will prevent any of their subcontractors from making, without the prior written consent of the other Party, any news release or public announcements which would confirm or deny the existence or the terms and conditions of all or any part of this Agreement or any discussions or negotiations culminating herein, or the fact or nature of their participation hereunder, or any phase of any Services provided or activity conducted hereunder including, but not limited to, such information as the location of RMH Centers, number of CSRs, TMRs and related Center Management and Administrative Personnel or any other information, whether or not Confidential Information, which would relate to or reflect on the nature or quality of the Services or obligations provided pursuant to this Agreement. RMH represents that it will not make a public filing mentioning this Agreement unless such filing is mandatory under the Securities and Exchange Commission Rules and Regulations. In the event RMH is required under Securities and Exchange Commission Rules and Regulations to make a mandatory public filing which will mention MCI or this Agreement, RMH shall immediately notify MCI and RMH shall seek confidential treatment from the Securities and Exchange Commission for any attachment to such mandatory filing. Violation of this Paragraph shall be considered a material breach and cause for termination under Section 8.

       17.   FRAUD PROCEDURES. RMH shall use reasonable efforts to take the
             ----------------
             following measures to help minimize fraud:

             17.1 Destroy all CSR or TMR notes used at the RMH Centers periodically as directed by MCI;

             17.2 Give MCI reasonable and appropriate assistance in the investigation of fraud by an RMH employee, it being understood and agreed that each Party shall bear its own costs, both internal and external, of such investigations;

             17.3 Make reasonable efforts to establish and implement a standard operating procedure for maintaining a paperless environment absent exigent circumstances;

             17.4 Establish and implement a standard operating procedure to control the recordation of customer authorization codes in any media except as jointly agreed upon by MCI and RMH to support the delivery of Services and absent exigent circumstances; and

             17.5 Allow MCI to make periodic reviews of RMH's fraud procedures, as such procedures relate to fraud control hereunder.

       18.   FORCE MAJEURE.
             -------------

             18.1  Force Majeure. Neither Party shall be liable for a failure or
                   -------------
                   delay in performance of its obligations hereunder by reason of any circumstance which is caused by an act of God, or other factors beyond its reasonable control, including labor disputes, where such delay or failure could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means. During a force majeure occurrence, the non-performing Party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. The failure or a delay of an equipment vendor shall not be considered beyond the control of a Party. If either Party becomes aware of any such factor that would cause a delay or failure in performance, it shall immediately notify the other Party of the existence of such factor and probable length of continuation thereof, and no Party's failure or delay in performance will be excused under this Section before such notice is provided.

             18.2 If a force majeure occurrence prevents RMH from rendering Services pursuant to this Agreement and RMH with the cooperation and assistance of MCI (but without any obligation on MCI to incur costs), is unable to resume Services for fourteen (14) or more consecutive days, MCI's obligations to continue making payments to RMH and to be responsible for its obligations under the Annual Volume Commitment provided herein shall be suspended until Services are resumed. Immediately following the aforementioned fourteen (14) day period MCI shall have the right, but not the obligation, to immediately terminate this Agreement as to the RMH Centers so affected. If MCI does not exercise its right to terminate this Agreement under this Section, MCI may elect upon notice to RMH to extend the Term for a period equal to the period during which RMH's rendition of Services was prevented due to a force majeure occurrence. For the purposes of this Section 18.2, a resumption of performance will be deemed to have occurred if RMH is able to implement work-around plans acceptable to MCI, and at RMH's cost, that result in Calls being handled by RMH either at the affected RMH Center or other RMH Centers. In the event RMH implements a work-around plan, MCI shall use reasonable efforts, at RMH's cost, to support RMH, including without limitation, arranging for and installing MCI Equipment and MCI Software at RMH's other Center(s) then being used to resume performance, and assigning MCI personnel to such Center(s) to perform the same functions they were performing at the affected RMH Centers. If a work-around plan is implemented, RMH shall use reasonable efforts to restore or replace the affected Center as soon as possible after the force majeure occurrence.

             18.3 Within sixty (60) days of execution of this Agreement, RMH agrees to develop a mutually acceptable disaster recovery plan, which, upon execution by both Parties, will supersede the terms of Section 18.2. The Parties acknowledge and agree that such plan will outline RMH's responsibilities in the case of a force majeure occurrence.

       19.   DISPUTE RESOLUTION PROCEDURES. In the event of a dispute under
             -----------------------------
             this Agreement, other than a dispute related to the release of Confidential Information, the Parties agree to take the following steps to resolve the dispute:

             19.1 RMH's Operation Team and MCI's Operation Team will make good faith efforts to resolve the matter before forwarding the matter to the next level;

             19.2 The matter will then be referred to the respective Authorized Individuals named in Schedule H; and

             19.3 If the most senior Authorized Individuals for MCI and RMH cannot resolve the matter within fourteen (14) days and do not agree to extend the time for them to reach a resolution then the matter will be referred to arbitration.

       20.   ARBITRATION. Any dispute arising out of or related to this
             -----------
             Agreement, which cannot be resolved by negotiation between MCI and RMH, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures, as amended by this Agreement. Arbitrator selection shall be by mutual agreement, and the Parties shall make reasonable efforts to select three (3) arbitrators, at least one of whom has relevant telecommunications and/or call center industry experience. If the Parties have not agreed upon three (3) arbitrators within thirty (30) days of the matter being submitted to arbitration, the next day each Party will select one arbitrator and within the next five (5) days, the two arbitrators will select the third arbitrator. The costs of arbitration, including the fees and expenses of the arbitrators, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. All arbitration proceedings shall be held at the location designated by the Party seeking the arbitration. The Parties agree that this provision and the arbitrators' authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrators shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrators have the authority to make any award that provides for punitive or exemplary damages. The arbitrators' decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA. This provision should not be construed so as to prohibit either Party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction.

       21.   ATTORNEYS' FEES. In the event that either Party is required to
             ---------------
             enforce or preserve any of its rights hereunder, the non-prevailing Party shall pay all of the prevailing Party's reasonable attorneys' fees and costs, including allocable costs of in-house counsel, incurred in connection with any such action.

       22.   GOVERNING LAW. This Agreement shall be interpreted, construed and
             -------------
             governed by the laws of the State of New York, without regard to its conflict of law provisions.

       23.   IMMIGRATION LAWS COMPLIANCE.
             ---------------------------

             23.1 RMH warrants, represents, covenants and agrees that it will not knowingly assign to perform Services under this Agreement any individual who is an unauthorized alien under the Immigration Reform and Control Act of 1986 or its implementing regulations.

     23.2 In the event any RMH personnel performing Services under this Agreement, or other individual(s) providing Services to MCI on behalf of RMH under this Agreement, are discovered to be unauthorized aliens, RMH will immediately remove such individuals from performing Services and replace such individuals with individuals who are, to RMH's knowledge, not unauthorized aliens.

24.  NO ASSIGNMENT. This Agreement may not be assigned by any Party by operation
     -------------
     of law, or otherwise, except with the prior written consent of the other Party. Neither Party shall voluntarily or by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of its interest in this Agreement without the prior written consent of the non-assigning Party. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. A change in the controlling interest of a Party shall not be deemed an assignment for purposes of this section except if the holder of such controlling interest is a competitor of MCI, its parent subsidiaries or affiliates. Notwithstanding the foregoing, either Party may assign or transfer its rights and obligations hereunder to an adequately capitalized affiliate or subsidiary to which its relevant operations and assets are transferred and which is not a competitor of MCI, its parent, subsidiaries or affiliates; provided, however, that MCI must approve such an assignment by RMH, such approval not to be unreasonably withheld, nor shall such approval be conditioned upon receiving any monetary consideration from RMH or the assignee or obtaining any additional terms for MCI's betterment in this Agreement.

25.  NOTICES. Any notice, consent, approval, election or other communication
     -------
     provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by reputable overnight courier service (charges prepaid), or (iii) sent via facsimile (with confirmation of transmission) to the addresses listed below. The Parties agree that this Section does not apply to regular operational communications:

     If to MCI:

          MCI WORLDCOM Communications, Inc.
          701 South 12/th/ Street
          Arlington, VA 22202
          Attention: Rob Marney
          Facsimile: (703) 341-4371

          with copies to:

          MCI WORLDCOM Communications, Inc.
          701 South 12/th/ Street
          Arlington, VA 22202
          Attention: Law & Public Policy
          Facsimile: (703) 341-4188

     If to RMH:

          RMH Teleservices, Inc.
          40 Morris Avenue
          Bryn Mawr, PA 19010
          Attention: Scot Brunke
          Facsimile: (610) 520-5354

          with copies to:

          RMH Teleservices, Incorporated
          Wolf, Block Schorr & Solis-Cohen
          1650 Arch Street
          Philadelphia, PA 19103
          Attention: Jay Dubow, Esq.
          Facsimile: (215) 977-2334

     Any Party may change the address, person or facsimile number to which its communications are sent by giving notice as provided for herein.

26.  NO WAIVER. The failure of either Party in any one or more instances to
     ---------
     insist upon strict performance of any of the terms and provisions of this Agreement, or to exercise any option herein conferred shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

27.  HEADINGS. The Section headings contained in this Agreement are for
     --------
     reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. The use of the words "shall" and "will" are intended by the Parties to have the same meaning throughout this Agreement.

28.  SEVERABILITY. If any of the provisions of this Agreement shall be invalid
     ------------
     or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

29.  ENTIRE AGREEMENT, AMENDMENTS, MODIFICATIONS, THIRD PARTY BENEFICIARIES AND
     ---------------------------------------------------------------------------
     SURVIVAL.
     --------

     29.1 Entire Agreement. This Agreement shall become binding when executed by
          ----------------
          both Parties. This Agreement constitutes the entire Agreement between MCI and RMH with respect to the subject matter hereof and supercedes any previous agreements or understandings with respect to that subject matter.

     29.2 Modification. This Agreement shall not be amended or modified in any
          ------------
          manner, except by an instrument in writing signed by duly authorized representatives of each of the Parties hereto.

     29.3 No Third Party Beneficiaries. Except as specifically provided herein,
          ----------------------------
          no person not a Party hereto shall have any interest herein or be deemed a third party beneficiary hereof. This Agreement shall not provide any person or entity not a Party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in addition to those existing without reference to this Agreement.

     29.4 Survival. Those provisions of this Agreement that require performance
          --------
          or impose obligations that extend beyond the terms of this Agreement shall survive any termination or expiration of the Agreement.

30.  ORDER OF PRECEDENCE. In the event of an inconsistency between or among the
     -------------------
     textual provisions of the Agreement and/or the Schedules, the inconsistency shall be resolved by giving precedence in the following order:

     (a)    Text of Agreement
     (b)    Schedules to the Agreement

31.  COMPLIANCE WITH LAW.
     -------------------

     31.1 At all times during the term of this Agreement, RMH shall fully comply, and be and remain in compliance, with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, including, but not limited to, the federal Telephone Consumer Protection Act and all state equivalent laws, along with laws related to employment of labor, hours of labor, working conditions, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder. Additionally, RMH will fully comply with any requirements imposed upon MCI by any regulatory body or court, whether by Order, Judgment, Settlement or Consent Decree, as regards the sales of telecommunications services.

     31.2 At all times during the term of this Agreement, MCI shall fully comply, and be and remain in compliance with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder.

     31.3 Each Party shall immediately notify the other Party in writing of the commencement or threatened commencement of any action, suit or proceeding, and the issuance or threatened issuance of any order, writ, injunction or decree, involving its activities under this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement through their authorized representatives.


RMH TELESERVICES, INC.                           MCI WORLDCOM
                                                 COMMUNICATIONS, INC.

/s/ John Fellows                                 /s/ Victoria Harker
----------------------------                     -------------------------------
Signature                                        Signature

   John Fellows                                      Victoria Harker
----------------------------                     -------------------------------
Name                                             Name

   CEO                                               CFO
----------------------------                     -------------------------------
Title                                            Title

                               List of Schedules


Schedule A - Definitions

Schedule B - Top Center Ranking

Schedule C - Pricing

Schedule C1 - Operating Cost Components

Schedule D - Equipment/Software

Schedule E - Termination Payments

Schedule F - Operation Teams

Schedule G - Compensation Structure

Schedule H - Authorized Individuals

                                  Schedule A
                                  DEFINITIONS
                                  -----------

Terms appearing in initial capital letters shall have the meaning set forth in this Schedule and/or as elsewhere set forth in the Agreement.

"Abandoned Call" shall mean a Call that has been seized by the ACD but was not answered by a CSR prior to disconnect, as measured by the ACD.

"ABay" shall mean a type of training that is split between "classroom" work and time the CSR or TMR is plugged into the ACD making or handling calls.

"ACD" shall mean automatic call distribution equipment.

"Agency Escalation" shall mean any complaint received by MCI from the FCC, FTC, BBB, or any state commission or agency regarding Services performed by RMH CSRs or TMRs.

"Agreement" means this Agreement for provision of Call Center Services between MCI WORLDCOM Communications, Inc. and RMH Teleservices, Inc., including the principal agreement and all Schedules.

 "Attrition" shall mean the loss of CSRs and TMRs that results from normal business events such as voluntary terminations, involuntary terminations, internal promotions, internal demotions and retirements.

"Average Handle Time ("AHT") shall equal Handle Time divided by Calls Handled.

"Authorized Individuals" shall be those individuals identified in Schedule H.

 "Calls Handled" shall mean Calls Offered less Abandoned Calls, as measured by the ACD.

"Calls Offered" shall mean the Calls routed from MCI's network to a RMH Center, as measured by the ACD.

"Call Campaign" shall mean an identifiable body of MCI Data delivered to RMH for use in making Telemarketing Calls.

"Center Management and Administrative Personnel" shall mean RMH personnel responsible for directing the activities of RMH Centers.

"Confirmed Line Sale" shall mean a sale of an MCI product or service by an RMH TMR that the TPV vendor confirms to be a sale through the use of specific TPV standards which demonstrate that the Customer has authorized a switch of his or her long distance, local toll, or local telephone service for a particular ANI from his or her previous carrier to MCI.

"Customer " or "MCI Customer" shall mean a current or potential customer of MCI.

"Customer Service Call(s)" or "Call(s)" shall mean inbound telecommunications - related customer service inquiries handled and resolved by CSRs, and include the upselling of MCI products and services. These calls begin with a Customer or other outside seizure that reaches the ACD.

"Cycle" shall mean the division of a month for telemarketing purposes. Each month is divided into two Cycles (1st-15th and 16th-month end).

"Handle Minutes" shall equal Calls Handled times AHT.

"Handle Time" shall equal Talk Time plus Work Time plus Unavailable Time.

"Houston Center Lease" shall mean that certain Sublease Agreement dated October 28, 2000 between RMH and Wal-Mart Real Estate Business Trust, as amended by First Amendment to Sublease dated January 17, 2001.

"Internal Centers" shall mean MCI's own customer service and telemarketing call centers.

"LAN" shall mean local area network.

"MCI Competitor" shall be any entity providing long distance telephone service, local telephone service, internet access or service, cellular or PCS service, wireless or fixed wireless service, paging service and cable service.

"MCI Data" shall mean MCI's list of consumer leads made available by MCI to RMH to be Called and offered MCI services and/or products.

"Parties" shall mean MCI WORLDCOM Communications, Inc. and RMH Teleservices,
Inc.

"Policies and Procedures" means the MCI Policies and Procedures for performing telemarketing and customer service.

"RMH Center(s)" shall mean the RMH call center service facilities.

"Schedule Adherence" shall mean a comparison of actual CSRs versus planned CSRs at each 1/2 hour time period.

"Seasonality" shall mean those periods where Services decrease due to the holiday season, resulting in a reduced number of working days during the holiday season months.

"Segment" shall mean a specified type of Customer Service Call (e.g., local, partner, unbranded).

"Talk Time" shall mean the time involved in handling a call, starting when a Call is seized by a CSR and ending when the Call is released by a CSR or is otherwise disconnected as measured by the ACD.

"Telemarketing Representative" or "TMR" shall mean an employee, agent or independent contractor of RMH who has responsibility for providing the telemarketing Services at the RMH Centers in accordance with the terms of this Agreement.

"Telemarketing Call" or "Call" shall mean an outbound residential or small business telemarketing call that is automatically dialed through the RMH Center's automatic dialer to a lead contained in the MCI Data and then routed, via MCI's system and the SMART/Call desktop application, to a TMR to handle the Services as measured by the ACD.

"Training Hour" shall mean the time a CSR or TMR is in MCI- specific training. The term "Training Hour" does not include time spent by a CSR/TMR in Initial Training, logged onto the system, scheduled breaks, means, on sick leave, disability leave, family leave, vacation, jury duty or military service.

"Unavailable Time" shall mean the total time, in seconds, a CSR was logged in to the ACD but unavailable to take Calls.

"Work Hour or System Hour" shall mean each hour that a CSR/TMR is logged onto the system making a Call or waiting to make a Call as measured by the ACD. The term "Work Hour" does not include time spent by a CSR/TMR in ongoing training, meetings, pre-shift meetings, scheduled breaks, unscheduled breaks, Unavailable Time, meals, on sick leave, disability leave, family leave, vacation, jury duty or military service.

"Work Time" shall mean time spent by a CSR performing follow-up work on a Call (account notation, etc.), as measured by the ACD. During Work Time, a CSR is signed onto the ACD in the Work Time state and is not available to answer a Call. The average of Work Time per Call Handled shall be known as "Average Work Time" ("AWT') and shall be calculated by dividing total Work Time by total Calls Handled.

                                  SCHEDULE B

                              TOP CENTER RANKING
                              ------------------

1.   Top Center Ranking.
     ------------------

          1.1. Top Center Ranking is an MCI measurement of key elements that allows MCI to focus on the critical areas of call center operation. Every Center is measured and stack ranked on the same elements.

          1.2. Customer Service Centers and Telemarketing Centers are measured on different key elements. MCI has the right, in its sole discretion, to vary the elements contained in each Top Center Ranking, the performance standards contained in each element, and the weight each element is given. All modifications will be consistent with those utilized by MCI for its Internal Centers.

          1.3. RMH agrees to meet the performance standards for each key element as set out in MCI's Policies and Procedure.

          1.4. MCI will publish daily reporting on the Top Center Rankings. MCI will publish monthly rankings. All penalties and incentives are paid based on monthly rankings, as set out in Schedule C.

2.   Top Telemarketing Center Ranking.
     --------------------------------

          2.1. Key elements may include, but are not limited to the following:

               2.1.1.    Sales

               2.1.2.    Attrition

               2.1.3.    Budget Management

               2.1.4.    Paid Efficiency

               2.1.5.    Standard Operating Procedures

3.   Top Customer Service Center Ranking.
     -----------------------------------

          3.1. Key elements may include, but are not limited to the following:

               3.1.1.    Sales

               3.1.2.    Quality (QCI)

               3.1.3.    Staffing (Schedule Adherence)

               3.1.4.    Call Handing (AHT)

                                  SCHEDULE C

                                    Pricing
                                    -------

1.   RMH PRICING.

     1.1  Monthly Customer Service Compensation:

               1.1.1 RMH shall be compensated on a monthly basis as follows:

                     1.1.1.1 If actual Handle Minutes (actual Calls Handled x monthly AHT goal) is greater than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the monthly Handle Minute Forecast, then compensation is based on actual Handle Minutes.

                     1.1.1.2 If actual Handle Minutes are below [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the monthly Handle Minute Forecast and RMH has met the minimum Schedule Adherence Standards, then MCI will compensate RMH for [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the monthly Handle Minute Forecast.

                     1.1.1.3 If RMH has not met the minimum Schedule Adherence Standards, then compensation is based on the actual Handle Minutes.

               1.1.2 RMH will document actual AHT and Calls Handled per invoice via the ACD reports. MCI reserves the right to review the ACD, ancillary reports, and any back-up documentation as necessary, notwithstanding any limits on number of audits set forth in Section 10 of the Agreement.

               1.1.3 Handle Minute Pricing Schedule:

                     1.1.3.1 For all Calls Handled by CSRs being paid Language Diff

                     Customer Services: Spanish      2001            2002-2005
                     --------------------------      ----            ---------

                      [REDACTED DUE TO REQUEST  FOR CONFIDENTIAL TREATMENT]

                     1.1.3.2 For all Calls Handled by CSRs not being paid Language Diff

                     Customer Services: English     2001          2002-2005
                     --------------------------     ----          ---------

                       [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


                     1.1.3.3  Pricing Example:

                     MCI shall compensate RMH for Handle Minutes on a System Hour basis if volumes do not exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Handle Minutes per month. Where Handle Minutes exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per month, MCI shall compensate RMH on a per Handle Minute basis. The first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Handle Minutes per month will be paid at the rates set forth above. All incremental Handle Minutes above [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] will be paid at the rates set forth above.

     1.2  Monthly Telemarketing Compensation

             1.2.1 RMH shall be compensated on all actual Work Hours, as qualified by Section 1.2.1.1.

                   1.2.1.1 If RMH believes actual Work Hours will be +/- 5% of the monthly Work Hour Forecast, then RMH must provide written notice outlining the reasons for the overage/shortfall. This notice must be provided three (3) days prior to the end of the month. If this notice is not provided and hours are greater than 100% to Work Hour Forecast, MCI reserves the right to limit the compensation payment for that month to 100% of the Work Hour Forecast.

             1.2.2 Hourly Pricing Schedule:

                   1.2.2.1  For all Work Hours by TMRs being paid Language Diff



                     TeleMarketing: Spanish         2001     2002-2005
                     ----------------------         ----     ---------
                   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                     1.2.2.2 For all Work Hours by TMRs not being paid Language Diff

                     TeleMarketing: English         2001     2002-2005
                     ----------------------         ----     ---------
                   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


                     1.2.2.3  Pricing Example:

                     The first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Work Hours per month will be paid at [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Work Hour. All incremental Work Hours above [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] and up to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] will be paid at [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Work Hour. All incremental Work Hours above [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] will be paid at [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Work Hour.

2.   PENALTIES/INCENTIVES


     2.1. RMH will be eligible to receive penalties and incentives for the performance of both customer service and telemarketing Services. Penalties and incentives are based on Top Center Rankings as set out in Schedule B.

             2.1.1 RMH will not be eligible for penalties or incentives until September 2001.

             2.1.2 Customer Service and Telemarketing Top Center Rankings will both be measured. Any penalties or incentives will be separately applied to customer service and telemarketing compensation.

             2.1.3 The Penalty/Incentive Pay Schedule will be applied to the actual Handle Minutes paid for customer service, and the actual Work Hours paid for telemarketing.

             2.1.4. Penalties/incentives will be invoiced on the first invoice following MCI's monthly determination of Top Center
                    Rankings.

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

     2.2  Penalty/Incentive Pay Schedule.

             2.2.1 Top Center incentive is based on meeting all qualifications for Top Center and being ranked number 1.

             2.2.2 All other Penalty/Incentive categories are based on the stack ranking of all Centers.

3.   Seat Utilization Fee

     3.1. MCI agrees to pay RMH a monthly fee, per seat, for the use of 432 seats in the Houston RMH Center. The Seat Utilization Fee includes Operating Cost Components set out in Schedule C1. The Seat Utilization Fee is premised on MCI having dedicated use of all productive seats for Services. In the event that MCI agrees to allow RMH to use any of the seats for other purposes, this fee will be renegotiated. The Operating Cost Components for services included in Schedule C1 shall not exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per month through the first month after the Implementation Date. The Parties agree to true-up the Operating Costs Components to actual costs on a six-month basis and shall settle that cost variance through the invoice process. Any changes to any aspects the Operating Costs Components of Schedule C1on a going-forward basis (e.g., new vendor, variant staffing, new pricing) must be mutually agreed upon by the Parties.

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

4. Pre-Pay: No later than March 30, 2001, MCI will pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

     4.1. [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] to cover the last 2 months anticipated invoices under this Agreement.

            [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

     4.2. [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] associated with startup cost using a dedicated facility. The "Misc. Start-up Costs" figure is an estimate, which will be trued-up to actual costs at the end of April, 2001.

            [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                  SCHEDULE C1

                           Operating Cost Components
                           -------------------------

                  Maintenance & Repairs
                    .    Trash Removal
                    .    Exterminating Service
                    .    HVAC Repairs
                    .    Fire Suppression Repairs
                    .    Plumbing Repairs
                    .    Electrical Repairs
                    .    Sound System Maintenance and Repairs
                    .    Workstation Maintenance and Repairs
                    .    PC, Printer, and Monitor Maintenance and Repairs
                    .    Janitorial
                    .    Generator Fuel and Maintenance

                  Utilities
                    .    Electric and Gas
                    .    Water and Sewer

                  Insurance
                    .    General Liability
                    .    Personal Property
                    .    Plate Glass
                    .    Workers Compensation

                  Professional Fees
                    .    Legal
                    .    Accounting and Audit

                  Headcount
                    .    Facility Manager
                    .    Porters (2)

                  Security
                    .    Guard Service
                    .    Security System Maintenance and Monitoring

                  Exterior Maintenance and Landscaping
                    .    Landscaping
                    .    Plant Service
                    .    Parking Lot Maintenance

                  Miscellaneous
                    .    Cleaning and Maintenance Supplies
                    .    Musak
                    .    Office Supplies

                                   SCHEDULE D

                               EQUIPMENT/SOFTWARE
                               ------------------

[REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                  SCHEDULE E:

                             TERMINATION PAYMENTS
                             --------------------


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                  SCHEDULE F

                               OPERATIONS TEAMS
                               ----------------

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                  SCHEDULE G


       Customer Service/Telemarketing Rep/Sup/Manager Compensation Grids
       -----------------------------------------------------------------

TABLE 1: Telemarketing Rep/Supervisor/Manager Budgeted Salary, Incentives, and
         Variable Costs

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

TABLE 2: Telemarketing Variable Costs (per Headcount per Month)

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

TABLE 3: Customer Service Rep/Supervisor/Manager Budgeted Salary, Incentives, and Variable Costs

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

TABLE 4: Customer Service Variable Costs (per Headcount per Month)

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


EXECUTION COPY

                                  SCHEDULE H

                            AUTHORIZED INDIVIDUALS

1.   RMH Operations Team                1.  MCI Operations Team
     -------------------                    -------------------

     Carole Greentree                   Ricky Miller
     Vice President - Operations        Director


2.   Dispute Escalation                 2.  Dispute Escalation
     ------------------                     ------------------

     Jim McGrath                        Ron Wood
     Sr. Vice President - Operations    Vice President

                                        Rob Marney
                                        Director

3.   Executive Escalation               3.  Executive Escalation
     --------------------                   --------------------

     John Fellows                       Todd Gerdes
     CEO                                Senior Vice President - Sales & Service


4.   Signing Agreements                 4.  Signing Agreements
     ------------------                     ------------------

     Scot Brunke                        Victoria Harker
     CFO                                Senior Vice President - Finance

5.   Receipt of Policies & Procedures
     --------------------------------

     Carole Greentree
     Vice President - Operations


Authorized Individuals may be changed by a Party at any time pursuant to the Notice Provisions in Section 25.